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Exhibit 99.(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
FOR
TENDER OF SHARES OF COMMON STOCK
OF
SEABOARD CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 13, 2014, UNLESS THE OFFER IS EXTENDED OR TERMINATED (SUCH TIME, AS IT MAY BE EXTENDED, THE "EXPIRATION TIME").

        As set forth in Section 3 of the Offer to Purchase, dated May 12, 2014 (the "Offer to Purchase" and, together with the related Letter of Transmittal (the "Letter of Transmittal"), as they may be amended or supplemented from time to time, the "Offer")) this form must be used to accept the Offer if (i) certificates representing your shares of common stock, par value $1.00 per share, of Seaboard Corporation, a Delaware corporation (the "Company"), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Time (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis); or (ii) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Time.

        This form, signed and properly completed, may be transmitted by facsimile or delivered by mail or overnight courier to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

        The Depositary for the Offer is:

WELLS FARGO BANK, N.A.

By Mail:	By Facsimile Transmission:	By Courier:
Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions P.O. Box 64854 St. Paul, MN 55164-0854	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions Phone: (800) 380-1372 Fax: (866) 734-9952	Wells Fargo Bank, N.A. Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, MN 55120

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

        For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Time. Deliveries of this Notice of Guaranteed Delivery to the Company, the Information Agent or The Depository Trust Company ("DTC") will not be forwarded to the Depositary and therefore will not constitute valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to the Company, at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of shares to be tendered:                                      shares.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

1.     AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED (SEE INSTRUCTION 4 OF THE LETTER OF TRANSMITTAL)

  By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER "Purchase Price Tender," the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 4 TO THE LETTER OF TRANSMITTAL). The same shares cannot be tendered at more than one price, unless previously and validly withdrawn, as provided in Section 4 of the Offer to Purchase.

  AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $2,500	☐ $2,625	☐ $2,750	☐ $2,875
☐ $2,525	☐ $2,650	☐ $2,775	☐ $2,900
☐ $2,550	☐ $2,675	☐ $2,800	☐ $2,925
☐ $2,575	☐ $2,700	☐ $2,825	☐ $2,950
☐ $2,600	☐ $2,725	☐ $2,850

OR

2.     PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

  ☐
  By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER "Auction Price Tender: Price (in Dollars) per Share at Which Shares are Being Tendered," the undersigned is tendering shares and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). NOTE THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE UNDER THE OFFER OF $2,500 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER, AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE UNDER THE OFFER OF $2,500 PER SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

CONDITIONAL TENDER (See Section 6 of the Offer to Purchase and Box 6 of the Letter of
Transmittal)

        A tendering stockholder may condition his or her tender of shares upon the Company purchasing all or a specified minimum number of the shares tendered by such stockholder, as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering stockholder's responsibility to calculate the minimum number of shares that must be purchased from the stockholder in order for the stockholder to qualify for sale or exchange (rather than distribution) treatment for U.S. federal income tax purposes. Stockholders are urged to consult with their own tax advisors before completing this section. No assurances can be provided that a conditional tender will achieve the intended U.S. federal income tax result for any stockholder tendering shares. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐
The minimum number of shares that must be purchased from me, if any are purchased from me, is:                          shares.

        If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐
The tendered shares represent all shares held by the undersigned.

 GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a firm that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity that is also an "eligible guarantor institution," as the term is defined in Rule 17Ad-15 (the "Eligible Institution") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby guarantees that (i) the above named person(s) "own(s)" the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act; (ii) such tender of shares complies with Rule 14e-4 under the Exchange Act; and (iii) it will deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such shares into the Depositary's account at DTC, in any such case, together with a properly completed and duly executed Letter of Transmittal or an Agent's Message in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:

(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:	,	2014

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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  Exhibit 99.(a)(1)(C)
GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)